Exhibit 10.7
CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$400,000.00	08-15-2008	08-15-2009	1395728801	4A / UR		00111
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Supreme Vacuum Services, Inc.	Lender:	Broadway National Bank
	P.O. Box 834		Main
	Pleasanton, TX 78064		1177 NE Loop 410 at Nacogdoches Rd. P O Box 171250 San Antonio, TX 78217 (210) 283-6500

Principal Amount: $400,000.00	Initial Rate: 4.250%	Date of Agreement: August 13, 2009
DESCRIPTION OF EXISTING INDEBTEDNESS. Revolving Line of Credit number 1395728801 dated 08-15-2008 in the amount of $400,000.00 with a maturity date of 08-15-2009 and a current balance of $380,000.00.
DESCRIPTION OF COLLATERAL. First security interest in all business account receivables; whether any of the foregoing is owned now or acquired later; all accessions, additions, replacements, and substitutions relating to any of the foregoing; all records of any kind relating to any of the foregoing; all proceeds relating to any of the foregoing (including insurance, general intangibles and other accounts proceeds).
DESCRIPTION OF CHANGE IN TERMS. Effective 08-15-2009; extend the maturity date from 08-15-2009 to 11-15-2009.
CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.
PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.
BORROWER:

SUPREME VACUUM SERVICES, INC.
By:	/s/ Weldon Cude
Weldon Cude,
President of Supreme Vacuum Services, Inc.